                                                                     EXHIBIT 3.1



                               ARTICLES OF MERGER
                                       OF
                          DELTA SOFTWARE SYSTEMS, INC.,
                            A TENNESSEE CORPORATION,
                                  WITH AND INTO
                          SCB COMPUTER TECHNOLOGY INC.,
                             A TENNESSEE CORPORATION


         Pursuant to the provisions of Section 48-21-107 of the Tennessee Business Corporation Act, as amended (the "Act"), SCB Computer Technology, Inc., a Tennessee corporation ("Parent"), adopts the following Articles of Merger for the purpose of merging Delta Software Systems, Inc., a Tennessee corporation and wholly-owned subsidiary of Parent ("Subsidiary"), with and into Parent (the "Merger"):

1. The Plan of Merger is attached hereto as Exhibit A and incorporated herein by reference.

2. As to Parent, the surviving corporation in the Merger, the Plan of Merger was duly adopted by its board of directors on September 10, 2002.

3. Pursuant to Section 48-21-105(c) of the Act, the approval of the shareholders of Parent is not required.

4. Pursuant to Section 48-21-105(c) of the Act, neither the approval of the board of directors of Subsidiary nor the approval of the shareholders of Subsidiary is required to merge Subsidiary with and into Parent.

5. These Articles of Merger shall become effective upon filing with the office of the Secretary of State for the State of Tennessee.

         IN WITNESS WHEREOF, Parent has caused these Articles of Merger to be executed on its behalf on October 29, 2002.



                                         SCB COMPUTER TECHNOLOGY, INC.



                                         By:  /s/  T. Scott Cobb
                                            ------------------------------------
                                            T. Scott Cobb
                                            President and Chief Executive Office

                                                                       EXHIBIT A

                                 PLAN OF MERGER


         This Plan of Merger (this "Plan") is made on October 29, 2002, by the Board of Directors of SCB Computer Technology, Inc., a Tennessee corporation ("Parent"), in order to merge Delta Software Systems, Inc., a Tennessee corporation and wholly-owned subsidiary of Parent ("Subsidiary"), with and into Parent.

                                   ARTICLE ONE
                                    RECITALS

         Parent and Subsidiary desire to effect a statutory merger of Subsidiary with and into Parent in the manner set forth herein (the "Merger") as evidenced by the approval of the Board of Directors of Parent of the Merger and the terms hereof. Both constituent corporations desire that the Merger be characterized as a reorganization described in Section 368(a)(1) of the Internal Revenue Code of 1986, as amended.

                                   ARTICLE TWO
                                 MERGER PARTIES

         Section 2.1. Subsidiary. The name of the corporation proposing to merge with and into Parent is Delta Software Systems, Inc., a Tennessee corporation and wholly-owned subsidiary of Parent.

         Section 2.2. Parent. The name of the corporation with and into which Subsidiary proposes to merge is SCB Computer Technology, Inc., a Tennessee corporation owning all the outstanding voting shares of Subsidiary.

                                  ARTICLE THREE
                              TERMS, CONDITIONS AND
                            EFFECTIVE DATE OF MERGER

         Section 3.1. General. Upon the Effective Date (as hereinafter defined), Subsidiary shall merge with and into Parent, which shall survive the Merger and continue to be a corporation governed by the laws of the State of Tennessee, and the separate existence of Subsidiary shall cease.

         Section 3.2. Effective Date. The Merger shall become effective upon filing of the Articles of Merger to which this Plan is attached with the office of the Secretary of State for the State of Tennessee (the "Effective Date").

                                  ARTICLE FOUR
                   TREATMENT OF SHARES OF SUBSIDIARY IN MERGER

         Upon the Effective Date, all outstanding shares of common stock of Subsidiary shall automatically and by operation of law be canceled and any certificates evidencing ownership of such shares shall be void and of no effect.

                                  ARTICLE FIVE
                          CHARTER AND BYLAWS OF PARENT

         The Charter and the Bylaws of Parent shall remain the Charter and the Bylaws of Parent following the Effective Date, unless and until the same shall be amended or repealed in accordance with the provisions thereof.

                                   ARTICLE SIX
                             APPROVAL OF MERGER AND
                            TERMINATION BY SUBSIDIARY

         Section 6.1. Corporate Approval. This Plan has been fully and duly approved by the Board of Directors of Parent in accordance with the Tennessee Business Corporation Act.

         Section 6.2. Termination. At any time prior to the Effective Date, this Plan may be abandoned by the Board of Directors of Parent. In the event of such abandonment, this Plan shall become void, and neither Parent's nor Subsidiary's shareholders, directors or officers shall be liable in respect to such abandonment.

         IN WITNESS WHEREOF, this Plan is executed on behalf of Parent on the date first set forth above.


                                        SCB COMPUTER TECHNOLOGY, INC.



                                        By: /s/ T. Scott Cobb
                                           ------------------------------------
                                           T. Scott Cobb
                                           President and Chief Executive Officer

                               ARTICLES OF MERGER
                                       OF
                             PARTNERS CAPITAL GROUP,
                            A CALIFORNIA CORPORATION,
                                  WITH AND INTO
                         SCB COMPUTER TECHNOLOGY, INC.,
                             A TENNESSEE CORPORATION


         Pursuant to the provisions of Section 48-21-107 of the Tennessee Business Corporation Act, as amended (the "Act"), SCB Computer Technology, Inc., a Tennessee corporation ("Parent"), adopts the following Articles of Merger for the purpose of merging Partners Capital Group, a California corporation and wholly-owned subsidiary of Parent ("Subsidiary"), with and into Parent (the "Merger"):

1. The Plan of Merger is attached hereto as Exhibit A and incorporated herein by reference.

2. As to Parent, the surviving corporation in the Merger, the Plan of Merger was duly adopted by its board of directors on June 20, 2002.

3. Pursuant to Section 48-21-105(c) of the Act, the approval of the shareholders of Parent is not required to merge Subsidiary with and into Parent.

4. Pursuant to Sections 1110(a) and (h) of Chapter 11 of the California General Corporation Law, neither the approval of the board of directors of Subsidiary nor the approval of the shareholders of Subsidiary is required to merge Subsidiary with and into Parent.

5. As to Subsidiary, the Plan of Merger and the performance of its terms were duly authorized by all action required by the applicable provisions of Chapter 11 of the California General Corporation Law and
         Section 23334 of the California Revenue and Taxation Code and by the articles of incorporation of Subsidiary.

6. These Articles of Merger shall become effective upon filing with the office of the Secretary of State for the State of Tennessee.

         IN WITNESS WHEREOF, Parent has caused these Articles of Merger to be executed on its behalf on November 18, 2002.

                                       SCB COMPUTER TECHNOLOGY, INC.



                                       By:   /s/ T. Scott Cobb
                                          --------------------------------------
                                           T. Scott Cobb
                                           President and Chief Executive Officer

                                                                       EXHIBIT A

                                 PLAN OF MERGER


         This Plan of Merger (this "Plan") is made on November 18, 2002, by the Board of Directors of SCB Computer Technology, Inc., a Tennessee corporation ("Parent"), in order to merge Partners Capital Group, a California corporation and wholly owned subsidiary of Parent ("Subsidiary), with and into Parent.

                                   ARTICLE ONE
                                    RECITALS

         Parent and Subsidiary desire to effect a statutory merger of Subsidiary with and into Parent in the manner set forth herein (the "Merger") as evidenced by the approval of the Board of Directors of Parent of the Merger and the terms hereof. Both constituent corporations desire that the Merger be characterized as a reorganization described in Section 368(a)(1) of the Internal Revenue Code of 1986, as amended.

                                   ARTICLE TWO
                                 MERGER PARTIES

         Section 2.1. Subsidiary. The name of the corporation proposing to merge with and into Parent is Partners Capital Group, a California corporation and wholly owned subsidiary of Parent.

         Section 2.2. Parent. The name of the corporation with and into which Subsidiary proposes to merge is SCB Computer Technology, Inc., a Tennessee corporation owning all the outstanding voting shares of Subsidiary.

                                  ARTICLE THREE
                              TERMS, CONDITIONS AND
                            EFFECTIVE DATE OF MERGER

         Section 3.1. General. Upon the Effective Date (as hereinafter defined), Subsidiary shall merge with and into Parent, which shall survive the Merger and continue to be a corporation governed by the laws of the State of Tennessee, and the separate existence of Subsidiary shall cease.

         Section 3.2. Parent. Parent shall assume all the liabilities of Subsidiary.

         Section 3.3. Effective Date. The Merger shall become effective upon filing of the Articles of Merger to which this Plan is attached with the office of the Secretary of State for the State of Tennessee (the "Effective Date").

                                  ARTICLE FOUR
                   TREATMENT OF SHARES OF SUBSIDIARY IN MERGER

         Upon the Effective Date, all outstanding shares of common stock of Subsidiary shall automatically and by operation of law be canceled and any certificates evidencing ownership of such shares shall be void and of no effect.

                                  ARTICLE FIVE
                          CHARTER AND BYLAWS OF PARENT

         The Charter and the Bylaws of Parent shall remain the Charter and the Bylaws of Parent following the Effective Date, unless and until the same shall be amended or repealed in accordance with the provisions thereof.

                                   ARTICLE SIX
                             APPROVAL OF MERGER AND
                            TERMINATION BY SUBSIDIARY

         Section 6.1. Corporate Approval. This Plan has been fully and duly approved by the Board of Directors of Parent in accordance with the Tennessee Business Corporation Act.

         Section 6.2. Termination. At any time prior to the Effective Date, this Plan may be abandoned by the Board of Directors of Parent. In the event of such abandonment, this Plan shall become void, and neither Parent's nor Subsidiary's shareholders, directors or officers shall be liable in respect to such abandonment.

         IN WITNESS WHEREOF, this Plan is executed on behalf of Parent on the date first set forth above.


                                       SCB COMPUTER TECHNOLOGY, INC.




                                       By:  /s/  T. Scott Cobb
                                           -------------------------------------
                                           T. Scott Cobb
                                           President and Chief Executive Officer